BluSky AI, Inc. Unveils the AI Data Centers of the Future:

Introducing the SkyMod Series

SALT LAKE CITY, UT – June 11, 2025 – BluSky AI, Inc. proudly announces the completion of its cutting-edge modular AI Datacenter infrastructure, introducing the revolutionary SkyMod series designed for seamless outdoor and indoor deployment.

As part of its commitment to innovation, BluSky AI Inc. has finalized the design of its first four modules, tailored for deployment within existing physical structures as well as standalone outdoor installations.

The flagship SkyMod One is a one-megawatt modular unit, occupying a physical footprint of approximately 1,400 square feet, with an industry-leading construction timeline of less than 18 months. Additionally, the SkyMod XL boasts a 1.7 MW capacity, covering 3,000 square feet, while maintaining the same rapid deployment capabilities.

Preliminary designs of the SkyMod series integrate NVIDIA GPUs, marking a milestone in high-performance AI infrastructure. Notably, this launch is reinforcing BluSky AI Inc.’s commitment to harnessing cutting-edge technology.

“The SkyMod platform represents BluSky AI’s commitment to agile infrastructure that evolves in real-time with AI innovation,” said Trent D’Ambrosio, CEO of BluSky AI, Inc. “With the design of our modular system now finalized, we’re equipped to deliver scalable, efficient, and rapidly deployable compute to clients across the globe.”

Image: First Look at SkyMod Modules:

With a nimble, adaptive approach, BluSky AI Inc.'s modular design ensures readiness to leverage the latest technological advancements, optimizing performance and scalability for diverse applications.

“The BluSky AI suite of SkyMod offerings allows AI companies to shift their focus away from infrastructure challenges and toward product development, research, and innovation,” said Trent D’Ambrosio, CEO of BluSky AI, Inc.

SkyMod’s are a modular, self-contained AI factory powerhouse. SkyMod’s are scalable solutions that can be deployed faster and more cost-effectively than traditional facilities. These modular data centers are designed specifically to support AI workloads, including large-scale GPU clusters. Each SkyMod is fully assembled in a facility, using the latest AI technologies, tested for performance, shipped and delivered, placed on a BluSky AI location or on a client’s facility, ready for plug and play AI infrastructure.

Sustainability is at the core of BluSky’s design philosophy. Their modular facilities incorporate efficient cooling and power delivery systems that help reduce operational costs and environmental footprint, aligning with corporate ESG goals.

SkyMod units are now available for deployment to BluSky AI’s partner institutions, enterprise clients, and research facilities—supporting workloads from generative AI and large language models to real-time inference and GPU-as-a-service platforms.

For more information on BluSky AI Inc.’s modular data center solutions please contact:

SOURCE:  BluSky AI Inc.

(OTCPink: BSAI)

https://bluskyaidatacenters.com/

5330 South 900 East, Suite 280

Salt Lake City, Utah 84117

Trent D Ambrosio CEO

info@bluskyaidatacenters.com

About BluSky AI Inc. BluSky AI, headquartered in Salt Lake City, Utah, is a modular data center company dedicated to providing innovative and sustainable infrastructure solutions that power the AI revolution. BluSky AI Inc. plans to revolutionize the AI compute landscape by addressing the immediate global AI supply shortage with cutting-edge, turnkey modular solutions across multiple locations. BluSky plans to transform the way AI companies access the compute power needed to drive innovation and growth.

Forward-Looking Statements:

This news release includes certain forward-looking statements or information. All statements other than statements of historical fact included in this release are forward-looking statements that involve various risks and uncertainties.  Forward-looking statements in this news release include statements with respect to the potential and merits of the Company properties. There can be no assurance statements will prove to be accurate and actual results and future events could differ materially from anticipated in such statements.

BluSky AI Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, or future events except as required by applicable securities legislation.